Exhibit 1

JOINT FILING AGREEMENT

WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, of Class A ordinary shares, $.01 par value per share, of Changyou.com Limited;

NOW, THEREFORE, the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

IN WITNESS WHEREOF, this Agreement has been signed by the undersigned as of February 12, 2010.

Sohu.com (Game) Ltd.

By:	Sohu.com Limited
Its Sole Director

By:	/s/ Carol Yu
	Name:	Carol Yu
	Title:	Director

All Honest International Limited

By:	Sohu.com Limited
Its Sole Director

By:	/s/ Carol Yu
	Name:	Carol Yu
	Title:	Director

Sohu.com Limited

By:	/s/ Carol Yu
	Name:	Carol Yu
	Title:	Director

Sohu.com Inc.

By:	/s/ Carol Yu
	Name:	Carol Yu
	Title:	Chief Financial Officer